Exhibit 10.1

SECOND AMENDMENT

TO THE

AMC ENTERTAINMENT HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Amendment”) is approved as of July 29, 2020, for the purpose of amending that certain AMC Entertainment Holdings, Inc. (the “Company”) 2013 Equity Incentive Plan (the “Plan”), adopted as of December 23, 2013. Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

1.	Amendment.
(a)	Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

“Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 15,000,000 (the “Share Reserve”). Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”

2.	Miscellaneous.

Except as amended hereby, the Plan remains in full force and effect.